                                                                     EXHIBIT 2.3

                         MANAGEMENT SERVICES AGREEMENT

    THIS  MANAGEMENT SERVICES  AGREEMENT (the "Agreement"),  is made  as of this
         day of                            , 1996 (the "Effective Date"), by and
between IJI ACQUISITION CORP., an Illinois corporation, the name of which is about to be changed to INTERNATIONAL JENSEN INCORPORATED ("Purchaser"), and INTERNATIONAL JENSEN INCORPORATED, a Delaware corporation, the name of which is about to be changed to RECOTON AUDIO CORPORATION ("Seller") after its merger into a subsidiary of Recoton Corporation, a New York corporation ("Recoton") and Recoton.

                              W I T N E S S E T H:

    WHEREAS, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller substantially all of the assets of Seller's original equipment manufacturer's business on the terms and conditions as set forth in the Amended and Restated Agreement for the Purchase and Sale of Assets of International Jensen Incorporated, dated as of January 3, 1996, by and between Purchaser and Seller (the "Purchase Agreement");

    WHEREAS, Seller currently employs Robert G. Shaw ("Shaw"), Marc T. Tanenberg ("Tanenberg"), James E. Sula ("Sula"), Larry P. Bentley ("Bentley"), Jule DuBach ("DuBach"), and Rae Seeley ("Seeley") (Shaw, Tanenberg, Sula, Bentley, DuBach and Seeley and any accepted replacements thereof together are the "Management Service Providers" or "MSPs"); and

    WHEREAS, Seller wishes to provide to Purchaser, and Purchaser wishes to receive from Seller, the services of the MSPs.

    NOW, THEREFORE,  in  consideration of  the  foregoing, and  other  good  and
valuable   consideration,  the  receipt  and  sufficiency  of  which  is  hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                    SERVICES

    1.1 SERVICES PERFORMED. During the Term, as defined herein, Seller shall direct the following individuals, so long as they are employed by Seller or an affiliate of Seller and so long as requested by Purchaser, to provide services (the "Duties") to Purchaser as set forth below:

       (A) SHAW: Shaw shall perform various managerial and administrative duties for Purchaser as the Chief Executive Officer of Purchaser, which duties are consistent with those typically performed by a Chief Executive Officer in the OEM Business (as defined in the Purchase Agreement);

       (B) TANENBERG:   Tanenberg   shall   perform   various   managerial   and
           administrative duties for Purchaser which duties are consistent with those typically performed by a Chief Financial Officer in the OEM Business;

       (C) SULA: Sula shall perform various managerial and administrative duties for Purchaser, which duties are consistent with those typically performed by a Controller in the OEM Business;

       (D) BENTLEY: Bentley shall perform various managerial and administrative duties for Purchaser, which duties are consistent with those typically performed by a Vice President of Human Resources in the OEM Business;

       (E) DUBACH:  DuBach shall  perform various  managerial and administrative
           duties  for  Purchaser,  which  duties  are  consistent  with   those
    typically performed by an Administrative Assistant in the OEM Business; and

       (F) SEELEY:  Seeley shall  perform various  managerial and administrative
           duties  for  Purchaser,  which  duties  are  consistent  with   those
    typically performed by an Administrative Assistant in the OEM Business.

    1.2 STANDARD ALLOCATION. Seller shall cause each of the MSPs to devote approximately twenty-five percent (25%) of his or her business time and attention to the performance of his or her Duties if so required by Purchaser (the "Standard Allocation").

    1.3 METHOD OF DETERMINING TIME ALLOCATED TO DUTIES. Seller shall cause each of the MSPs to submit a written report to Tanenberg, or his successor, and to the Treasurer of Recoton, on a weekly basis, setting forth his or her respective percentage time spent in the performance of his or her Duties ("Report") during such week.

    1.4 REVIEW OF PERCENTAGE OF TIME ALLOCATED TO DUTIES. Promptly after the conclusion of each calendar quarter after the Effective Date ("Quarterly"), the parties to this Agreement shall review the Reports submitted with respect to the quarter just ended in order to determine the actual percentage of time spent by each of the MSPs in the performance of his or her Duties for such quarterly period (the "Actual Allocation").

    1.5 TERMINATION OF ONE OR MORE OF THE MSPS. If Seller terminates the employment of any MSPs or any MSP terminates his or her employment with Seller, Seller shall not be obligated to replace said terminated MSP. If Seller hires any person to replace a terminated MSP, then Seller shall offer the services of such newly hired person to Purchaser on the same terms and conditions as set forth in this Agreement. Notwithstanding anything to the contrary contained in the Agreement, Purchaser shall be under no obligation to either accept the services of any such replacement MSP or to reimburse the costs to Seller of the replacement MSP unless Purchaser accepts the services of such replacement MSP. Furthermore, Purchaser may elect to exclude any MSP from the terms of this Agreement, for any reason and at any time, upon Purchaser providing thirty (30) days prior written notice to Seller. Under no circumstances shall Purchaser be under any obligation to make severance or termination payments or other separation benefits to an MSP which has been terminated by Seller or has been excluded by Purchaser from this Agreement; PROVIDED, HOWEVER, that if Purchaser employs an MSP (other than Shaw) who was not terminated (actually or constructively) by Seller prior to the employment of the MSP (other than Shaw) by Purchaser, Purchaser shall assume all obligations of Seller to such MSP (other than Shaw) under any employment or severance agreement with such MSP (other than Shaw) and Purchaser shall indemnify and hold harmless Seller for any liability under any such agreements.

                                   ARTICLE II
                                      TERM

    2.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue for a period of twelve (12) consecutive months (the "Term"), which Term shall renew automatically for additional twelve (12) month periods unless otherwise terminated pursuant to this Agreement.

    2.2 TERMINATION OF THIS AGREEMENT. Purchaser may terminate this Agreement at any time upon giving Seller ninety (90) days prior written notice and Seller, upon the expiration of the first six (6) months of the Term, may terminate this Agreement at any time upon giving Purchaser one hundred eighty (180) days prior written notice.

    2.3 CHANGE IN CONTROL. Upon a change of control of Purchaser, this Agreement shall terminate. A change of control of Purchaser shall have occurred if Shaw shall not: (i) be a member of the Board of Directors of Purchaser; (ii) be either an executive officer or Chairman of the Board of Purchaser; and (iii) own beneficially more shares of the voting stock of Purchaser than any other stockholder of Purchaser (or "group" of stockholders, as referred to in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) but in any event more than 30% of the outstanding voting stock. For purposes of this Agreement, a person shall be deemed to own beneficially any shares of Purchaser which are owned by himself, his spouse, any descendant of his, or any trust, partnership, corporation, joint venture, or limited liability company which has been created primarily for his benefit and/or for the benefit of his spouse or any descendant of such person. Notwithstanding anything to the contrary contained herein, if Shaw dies during the Term of this Agreement, the Agreement shall continue for a period of six (6) months after his death.

                                  ARTICLE III
                         BASE COMPENSATION AND BENEFITS

    3.1  BASE COMPENSATION AND BENEFITS.

        (a) COMPENSATION. On the Effective Date and on each anniversary thereafter (or annually on a date consistent with the date at which Recoton generally awards annual salary increases), Seller shall determine the gross compensation and benefits (including without limitation salary, benefits, perquisites, car allowances, 401(k) pension and profit sharing arrangements) to be paid to each of the MSPs for the subsequent twelve month period ("Compensation") and so advise Purchaser.

        (b) PAYMENT. On a monthly basis, Purchaser shall pay to Seller an amount equal to twenty-five percent (25%) of the Compensation of each MSP for such month, the amount payable shall be subject to adjustment, pursuant to the Actual Allocation as described below.

           (i) If the Actual Allocation for any MSP is less than twenty-five percent (25%), then Seller shall credit Purchaser an amount for such MSP computed as follows:

(ai)       Standard          (-)        Actual            =          Allocation
           Allocation                   Allocation                   Difference

(aii)                                   Quarterly
           Allocation        (x)        Compensation      =          Amount
           Difference                   for an MSP                   Credited

           Example:

           Standard Allocation = 25%
           Actual Allocation = 20%
           Quarterly Compensation = $100,000

(ai)       25%               (-)        20%               =          5%

(aii)      5%                (x)        $100,000          =          $5,000

       Result: $5,000 is the amount credited by Seller to Purchaser subject to the netting provisions set forth in (iii) below;

           (ii) If the Actual Allocation for any MSP exceeds twenty-five percent (25%), then Purchaser shall remit to Seller an amount for such MSP computed as follows:

(ai)       Actual            (-)        Standard          =          Allocation
           Allocation                   Allocation                   Difference

(aii)                                   Quarterly
           Allocation        (x)        Compensation      =          Amount
           Difference                   for an MSP                   Reimbursed

           Example:

           Standard Allocation = 25%
           Actual Allocation = 30%
           Quarterly Compensation = $100,000

(ai)       30%               (-)        25%               =          5%

(aii)      5%                (x)        $100,000          =          $5,000

           Result: $5,000 is the amount reimbursed by Purchaser to Seller, subject to the netting provisions set forth in (iii) below;

          (iii) All credits and reimbursements for the MSPs as a group shall be netted prior to any credit or reimbursement accruing to Seller or Purchaser, as the case may be.

          (iv) All credits or reimbursements due to Purchaser shall be appended to the next monthly payment due to Seller from Purchaser without interest.

           (v) Any amounts which remain due and owing as of the expiration of the Term shall be paid to the owed party within thirty (30) days of the expiration of the Term.

        (c) THE COST OF BENEFITS. The cost of vacation days, sick days and similar benefits, as set forth in Section 3.1(a), shall be allocated between Seller and Purchaser on the basis of the Standard Allocation, unless otherwise agreed upon by the parties.

    3.2 PAYMENT OF BONUS. If Seller shall pay a bonus to an MSP (a "Bonus"), Seller shall advise Purchaser of such Bonus in writing and after receipt of such notice Purchaser shall promptly reimburse Seller for the amount of such Bonus multiplied by the Actual Allocation for such MSP for the applicable bonus period and multiplied by a fraction the numerator of which is the number of days in such bonus period which are within the Term and the denominator of which is the number of days in such bonus period. To the extent that such Bonus is awarded under any formula plan requiring an evaluation of the MSP's performance, Seller shall seek the advice of Purchaser regarding the performance of such MSP and take such advice into account in determining the Bonus.

    Notwithstanding anything to the contrary contained herein, Purchaser, in its sole discretion and at its sole expense, may pay a bonus to an MSP (a "Discretionary Bonus"). Seller shall have no obligation to pay all or a portion of any Discretionary Bonus.

    3.3 TRAVEL, DIRECT AND UNALLOCABLE EXPENSES. Travel and direct expenses incurred by any MSP shall be paid or reimbursed by that entity for which the travel or direct expenses were incurred. Any expenses which cannot be allocated directly to Seller or Purchaser shall be reimbursed by Purchaser in an amount equal to the Actual Allocation multiplied by the amount of the unallocable expense.

                                   ARTICLE IV
                                 MISCELLANEOUS

    4.1 NOT A CONTRACT OF EMPLOYMENT. The parties to this Agreement acknowledge that this is not a contract of employment, that the MSPs are not employees of Purchaser and the MSPs shall not be entitled to any employment rights or other benefits from Purchaser except as otherwise provided herein.

    4.2  INDEMNIFICATION.

        (a) It is acknowledged by the parties to this Agreement that while the MSPs are employees of Seller or Recoton, they shall be acting at the direction of, or under instructions from, Purchaser or its designees or other MSPs in performing their Duties. Accordingly, if, in the performance of their Duties, any MSP takes any action or fails to take any action, which action or failure to take action results in any loss, cost, damage or expense (including reasonable attorneys fees) to

    Recoton or Seller, Purchaser shall indemnify and hold harmless Seller, Recoton and their subsidiaries and respective officers, directors and employees therefor, unless such action or failure to take action was at the direction of or with the knowing approval of a Recoton executive officer (other than Shaw).

        (b) It is further acknowledged by the Parties to the Agreement that while the MSPs may be operating under this Agreement at the direction of or under instructions from Purchaser or its designee, or other MSPs, they frequently will be acting at the direction of, or under instructions from, Recoton or its designees (other than MSPs) in performing their duties. Accordingly, if in the performance of their responsibilities on behalf of Recoton, any MSP takes any action or fails to take any action, which action or failure to take action results in any loss, cost, damage or expense (including reasonable attorneys fees) to Purchaser, Recoton and Seller shall indemnify and hold harmless Purchaser and its subsidiaries and its officers, directors and employees therefore, unless such action or failure to take action was at the direction or with the knowing approval of Purchaser or its designees or another MSP.

    4.3 NOTICE. Any notice, request, consent or communication (collectively "Notice") sent under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied with receipt confirmed, addressed as follows:

    If to Seller:
           International Jensen Incorporated/Recoton Audio Corporation 25 Tri-State International Office Center
           Suite 400
           Lincolnshire, Illinois 60069

Attention:    Mr. Marc T. Tanenberg
Telecopier:   (847) 317-3855
Telephone:    (847) 317-3700

    and

           Recoton Corporation
           2950 Lake Emma Road
           Lake Mary, FL 32746

Attention:    Mr. Stuart Mont
Telecopier:   (407) 333-8903
Telephone:    (407) 333-8900

    with a copy to:

           Stroock & Stroock & Lavan
           Seven Hanover Square
           New York, New York 10004

Attention:    Theodore S. Lynn, Esq.
Telecopier:   (212) 806-6006
Telephone:    (212) 806-5400

    If to Purchaser:

           IJI Acquisition Corp./International Jensen Incorporated 25 Tri-State International Office Center
           Suite 400
           Lincolnshire, Illinois 60069

Attention:    Mr. Robert G. Shaw
Telecopier:   (847) 317-3774
Telephone:    (847) 317-3777

    with a copy to:

           Wildman, Harrold, Allen & Dixon
           225 West Wacker Drive
           Chicago, Illinois 60606-1229

Attention:    Richard B. Thies, Esq.
Telecopier:   (312) 201-2555
Telephone:    (312) 201-2000

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

    4.4 WAIVER. The failure of either of the parties to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition.

    4.5 COMPLETE UNDERSTANDING. This Agreement constitutes the complete understanding among the parties. No alteration or modification of any of this Agreement's provisions shall be valid unless made in writing and signed by all the parties to this Agreement.

    4.6 APPLICABLE LAW. The laws of the State of Illinois shall govern all aspects of this Agreement, irrespective of the fact that one or more of the parties now is or may become a resident of a different state, or that the one or more of the parties now or hereafter locates its principal office outside the State of Illinois. The parties shall submit all disputes which arise under this Agreement to state or federal courts located in the City of Chicago, Illinois for resolution. The parties acknowledge the aforesaid courts shall have exclusive jurisdiction over this Agreement and specifically waive any claims which they may have that involve jurisdiction or venue, including but not limited to forum non conveniens. Service of process for any claim which arises under this Agreement shall be valid if made in accordance with the notice provisions set forth in Section 4.3 of this Agreement. If service of process is made as aforesaid, the party served agrees that such service shall constitute valid service, and specifically waives any objections the party served may have under any state or federal law or rule concerning service of process. Service of process in accordance with this Section shall be in addition to and not to the exclusion of any other service of process method legally available.

    4.7 DESCRIPTIVE HEADINGS. All section headings, titles and subtitles are inserted in this Agreement for the convenience of reference only, and are to be ignored in any construction of this Agreement's provisions.

    4.8 SEVERABILITY. If a court of competent jurisdiction rules that any one or more of this Agreement's provisions are invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal or unenforceable provision.

    4.9 SUCCESSORS AND ASSIGNS AND THIRD PARTY BENEFICIARIES. This Agreement may not be assigned without the prior written consent of all parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    4.10   COUNTERPARTS.   This  Agreement  may be  executed  in any  number  of
counterparts and each of such counterparts for all purposes shall constitute an original.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

                                          IJI ACQUISITION CORP.,
                                          an Illinois corporation

By:        ----------------------------------------
Its:
           ----------------------------------------

INTERNATIONAL JENSEN INCORPORATED,
a Delaware corporation
By:
           ----------------------------------------
Its:
           ----------------------------------------

RECOTON CORPORATION,
a New York corporation
By:
           ----------------------------------------
Its:
           ----------------------------------------